SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

DELTA APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 10, 2005
TO THE SHAREHOLDERS OF DELTA APPAREL, INC.:
          NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Delta Apparel, Inc., a Georgia corporation, will be held on Thursday, November 10, 2005, at 10:00 a.m. local time at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 1, 2006; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.
          Only stockholders of record at the close of business on September 16, 2005, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.
          All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Martha M. Watson
Secretary
October 3, 2005
Duluth, Georgia

ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PERFORMANCE GRAPH
COMPARISON OF TOTAL RETURN AMONG DELTA APPAREL, INC., AMEX US MARKET INDEX, AND AMEX WHOLESALE & RETAIL TRADE INDEX
REPORT OF THE COMPENSATION COMMITTEE AND COMPENSATION GRANTS COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF SELECTION OF AUDITORS (Item 2)
INFORMATION RELATED TO OUR INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
FINANCIAL INFORMATION
REPORT OF THE AUDIT COMMITTEE
SOLICITATION OF PROXIES
PROPOSALS OF SECURITY HOLDERS

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
November 10, 2005
General
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Delta Apparel, Inc., a Georgia corporation, of proxies for the annual meeting of shareholders to be held on November 10, 2005, at 10:00 a.m. local time. The annual meeting will be held at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. This proxy statement, form of proxy, and accompanying materials shall be first mailed on or about Monday, October 3, 2005, to all shareholders entitled to notice of, and to vote at, the annual meeting. We will refer to Delta Apparel, Inc. in this proxy statement as either “Delta Apparel” or the “company”.
     All materials filed by us with the Securities and Exchange Commission can be obtained through the SEC’s web site at www.sec.gov or through our web site at www.deltaapparel.com.
Purpose of the Annual Meeting
     At our annual meeting, holders of our common stock will be asked:
1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 1, 2006; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.
     Members of Delta Apparel’s management team will be present at the meeting to respond to appropriate questions from shareholders.
Record Date and Share Ownership
     The record date for the meeting is Friday, September 16, 2005. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting and any adjournment or postponement thereof. As of that date, there were 8,522,052 shares of our common stock, $0.01 par value, outstanding. Each share is entitled to one vote on all matters before the meeting.
Voting
     Only shareholders of record on the record date will be entitled to vote at the annual meeting. If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. When a properly completed proxy is returned to the address indicated on the enclosed proxy card, it will be voted as directed by the shareholder on the proxy. Shareholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted “FOR” the election to the Board of Directors of the nominees described herein, “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors for the company for fiscal year 2006, and in the discretion of the proxy holders as to all other matters that may properly come before the annual meeting or any adjournment or adjournments thereof.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares are held in the shareholder’s name, the proxy may be revoked by (i) sending written notice of revocation to our Secretary, Martha M. Watson, (ii) executing and delivering to our Secretary a proxy bearing a later date, or (iii) attending the annual meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Martha M. Watson, Secretary. If you are a beneficial owner of shares held in “street name” by your broker, you should follow the directions provided by your broker regarding how to revoke the proxy.
Quorum and Voting Requirement
     The presence, either in person or by proxy, of the holders of two-thirds of the outstanding shares of common stock at September 16, 2005 is necessary to constitute a quorum at the annual meeting. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the eight nominees will be elected if they receive more affirmative votes than any other person. Shareholders do not have the right to cumulate their votes with respect to the election of directors. Ratification of the appointment of Ernst & Young LLP as independent auditors will require the affirmative vote of holders of a majority of the shares voting on the issue at the annual meeting. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the election of directors or the ratification of the appointment of Ernst & Young as independent auditors.
Other
     A copy of our 2005 Annual Report to Shareholders is being furnished with this Proxy Statement to each shareholder of record as of the record date. Although the 2005 Annual Report is being distributed with this proxy statement, it is not incorporated by reference into this proxy statement.
ELECTION OF DIRECTORS
(Item 1)
     Our by-laws provide that the number of directors to be elected at any meeting of shareholders will be determined by the board of directors. Our board of directors has determined that eight directors shall be elected at the annual meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors.
     The eight persons listed below are nominees for election as directors at the annual meeting to serve until our next annual meeting of shareholders or until their successors are duly elected and qualified. Unless you vote “Withheld” with respect to one or more nominees, the proxy holders will vote your shares for the persons named below, all of whom are currently directors.
     We believe that all of the nominees will be available and able to serve as directors. In the event any nominee is not available or able to serve, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINESS.

		Committee
Name, Age &		Assignments 2005	Director
Business Address	Principal Occupation	and 2006	Since

David S. Fraser (67)*	Business Consultant	Audit	2002
3010 Rivermeade Lane, NW	Atlanta, Georgia (1)
Atlanta, GA 30327

William F. Garrett (64)*	President & Chief Executive Officer	Compensation	1999
1071 Avenue of the Americas	Delta Woodside Industries, Inc.	Compensation Grants
New York, NY 10018	Fountain Inn, South Carolina (2)

Robert W. Humphreys (48)	President & Chief Executive Officer		1999
300 N. Main Street, Suite 201	Delta Apparel
Greenville, SC 29601	Duluth, Georgia (3)

Dr. Max Lennon (65)*	President	Audit	1999
Post Office Box 1775	Education & Research Services (ERS)	Compensation
Mars Hill, NC 28754	Mars Hill, North Carolina (4)	Corporate Governance

E. Erwin Maddrey, II (64)*	President	Compensation	1999
233 N. Main Street, Suite 200	Maddrey & Associates	Corporate Governance
Greenville, SC 29601	Greenville, South Carolina (5)

Philip J. Mazzilli, Jr. (64)*	Business Consultant	Audit	2004
321 Edwards Brook Lane	Atlanta, Georgia (6)
Canton, GA 30115

Buck A. Mickel (49)*	President & Chief Executive Officer	Compensation	1999
Post Office Box 6721	RSI Holdings, Inc.	Corporate Governance
Greenville, SC 29606	Greenville, South Carolina (7)

David Peterson (53)*	Chairman & Chief Executive Officer	Compensation	2003
1002 Lullwater Road	The North Highland Company	Compensation Grants
Atlanta, GA 30307	Atlanta, Georgia (8)

*	Independent within the meaning of AMEX Rule 121A as determined by our board of directors.

(1)	David S. Fraser is currently a private investor and a business consultant. From 1998 until 2000, Mr. Fraser was Vice President and Chief Financial Officer of Crown Crafts, Inc., a publicly held manufacturer of home textile products. Previously, he served as Chief Financial Officer and Treasurer of Graphic Industries, Inc., a publicly held commercial printing company, from 1994 until 1997. Mr. Fraser is also a director of Jameson Inns, Inc. and is chairman of their audit committee.

(2)	William F. Garrett is currently the President and Chief Executive Officer of Delta Woodside, a publicly held textile company, and has served in this capacity since June 2000. From 1986 until June 2000 Mr. Garrett served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors (collectively, “Delta Woodside”). Previously, he served as a divisional Vice

President of J. P. Stevens & Company, Inc., a textile company, from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986. Mr. Garrett is also a director of Delta Woodside.

(3)	Robert W. Humphreys currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys served as President of the Delta Apparel Company division of Delta Woodside from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside.

(4)	Dr. Max Lennon is currently the President of Education and Research Services (ERS), a nonprofit economic development organization, and has served in this capacity since 2002. From 1996 until 2002, Dr. Lennon served as President of Mars Hill College. Previously, he served a President and Chief Executive Officer of Eastern Foods, Inc., a food product manufacturer and distributor, from August 1994 until March 1996 and was President of Clemson University from March 1986 until August 1994. Dr. Lennon also serves as a director of Delta Woodside and Duke Energy Corporation. During fiscal year 2005, he attended the KPMG Audit Committee Institute Spring 2005 Roundtable for continuing education on board governance.

(5)	E. Erwin Maddrey, II is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. He served as President and Chief Executive Officer of Delta Woodside from its founding in 1984 until June 2000. Mr. Maddrey is currently the chairman of our board of directors. He also serves as a director of Delta Woodside and Kemet Corporation.

(6)	Philip J. Mazzilli, Jr. is currently a financial and business consultant. From February 2000 until December 2003, Mr. Mazzilli was the Chief Financial Officer of Equifax, a publicly traded company in the business of providing information for global commerce. Previously, he served as Executive Vice President and Chief Financial Officer of Nova Corporation, a payment services company, from 1999 until 2000. During fiscal year 2005, Mr. Mazzilli attended Emory University Goizueta Directors Institute for continuing education on Board Governance.

(7)	Buck A. Mickel is currently the President, Chief Executive Officer and a director of RSI Holdings, Inc., which is in the business of locating and providing labor to industrial companies in the United States. He has served in this capacity since July 1998. Previously, Mr. Mickel served as Vice President RSI Holdings, Inc. from 1990 until 1998, and was a Vice President of Delta Woodside from its founding in 1984 until November 1989. Mr. Mickel also serves as a director of Delta Woodside.

(8)	David Peterson is currently the Chairman and Chief Executive Officer of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson has served in this role since the start of the North Highland Company in 1992. Previously, he held management positions with Georgia-Pacific Corporation and Arthur Andersen & Co. Mr. Peterson has over thirty years of business experience, including assisting large multi-national enterprises, small entrepreneurial and medium sized organizations improve their businesses.
Board and Committee Information
     Our board of directors held ten meetings during the fiscal year ended July 2, 2005. Each director attended or participated in at least 75% of the meetings of the board and of any committee on which he served.
Code of Ethics
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, rules promulgated thereunder by the SEC and Section 807 of the American Stock Exchange (“AMEX”) Listed Companies Manual,

our board of directors adopted a code of business conduct and ethics known as the Ethics Policy Statement that applies to all of our employees, officers and directors, including but not limited to our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). The Ethics Policy Statement is available on our web site at www.deltaapparel.com. Any amendments or waivers to provisions applicable to our Chief Executive Officer or our Chief Financial Officer will be posted on our web site.
Director Independence
     The AMEX requires that a majority of our directors meet the criteria for independence set forth in Sections 121(A) and 802 of the AMEX Listed Company Guide. Generally, an “independent director” is a director who is not also an officer or employee of the company or any parent or subsidiary of the company. In addition, no director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. Our board of directors has reviewed the relationships between each member of the board and the company. Based on its review, our board of directors has determined that with the exception of Robert W. Humphreys, President and Chief Executive Officer, each of our current directors is “independent” within the independence standards set forth in Section 121(A) of the AMEX Listed Company Guide at this time.
Board Committees
     Our board of directors has an audit committee, a compensation committee, a compensation grants committee and a corporate governance committee. All members of these committees are independent as defined by Section 121(A) of the AMEX Listed Company Guide. Our board designates the members of these committees and has adopted written charters for each of these committees, setting forth the roles and responsibilities of each committee. These charters are available on our web site at www.deltaapparel.com.
Audit Committee
     Our audit committee serves as an independent and objective party to oversee the financial and reporting processes of our company, the audits of the financial statements of our company and our company’s internal control system. Our audit committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the registered public accounting firm or “outside auditors” engaged to audit our financial statements and perform other audit, review, or attest services for our company, determines the compensation and other terms of engagement of our outside auditors, and oversees their work. The outside auditors report directly to our audit committee. Our audit committee also oversees the internal audit function of our company. In addition, our audit committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters. Our audit committee held four meetings during the fiscal year ended July 2, 2005.
     After considering relationships between each member of the audit committee and our company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are “independent” as that term is defined in both Section 121(A) of the AMEX’s listing standards and Section 10A of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) thereunder. Furthermore, our board of directors has determined that Mr. David S. Fraser qualifies as an audit committee financial expert, as defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Compensation Committee and Compensation Grants Committee
     Our compensation and compensation grants committees assist our board in fulfilling its oversight responsibilities relating to senior executive and director compensation. Our compensation committee oversees, reviews and administers all of the company’s present and future compensation and executive benefit plans and programs except for the plans for which the compensation grants committee has responsibility. The compensation grants committee oversees, reviews and administers equity compensation plans, director benefit plans and plans pursuant to which performance-based compensation may be granted which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), except that the full board oversees, reviews and administers the Non-Employee Director Stock Plan.
     Our compensation committee reviews and submits to the board of directors suggested executive officers’ salaries and bonuses, other than bonuses under our Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). Our compensation grants committee grants awards under our Incentive Stock Award Plan (the “Incentive Stock Award Plan”), options under our 2000 Stock Option Plan (the “Stock Option Plan”), and bonuses under our Short-Term Incentive Compensation Plan. Our compensation committee held two meetings and our compensation grants committee held four meetings during the fiscal year ended July 2, 2005.
Corporate Governance Committee
     Our corporate governance committee identifies, interviews and recommends to the board candidates for election to the board. The committee also reviews and reports to the board as to various corporate governance matters. Our corporate governance committee held one meeting during the fiscal year ended July 2, 2005.
     The corporate governance committee does not currently retain the services of any director search firm to assist in identifying and evaluating director candidates for its consideration, although it may do so from time to time in the future. Accordingly, no fees have been paid to a search firm or other third party in the past fiscal year.
     The process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting interviews with candidates, and meeting to consider and recommend final candidates to the board of directors. The corporate governance committee will consider director nominees recommended by holders of our common stock, and there is no difference in the manner in which our corporate governance committee evaluates nominees for directors who are recommended by a shareholder and nominees who are selected by our company. The corporate governance committee is authorized to retain (and terminate) search firms to assist it in identifying candidates to serve as directors of the company and has sole authority to approve the fees payable to such search firm and other terms of their retention.
     Our director nominations policy is posted on our web site at www.deltaapparel.com. At a minimum, a nominee for our board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the company. It is our policy for our corporate governance committee to consider the following criteria when evaluating candidates to be nominated for director:
(a)	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any governmental, educational, or other non-profit organization;

(b)	whether the potential nominee has experience and expertise that is relevant to the company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the company;

(c)	whether the potential nominee is highly accomplished in his or her respective field;

(d)	in light of the relationship of the company’s business to the textile industry, whether the potential nominee has received any awards or honors from any industry groups or associations or other relevant professional associations or actively participates in any such groups or associations;

(e)	whether the addition of the potential nominee to our board would assist the board in achieving a mix of board members that represents a diversity of background and experience;

(f)	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

(g)	whether the potential nominee is independent, as defined by AMEX listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the company;

(h)	whether the potential nominee is financially sophisticated, as defined by AMEX listing standards, or qualifies as an “audit committee financial expert,” as defined by SEC rules and regulations; and

(i)	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the company’s business.
     In determining whether to re-nominate an incumbent director, it is our policy that our corporate governance committee review and consider the incumbent director’s service to the company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the company, in deciding whether to nominate such incumbent director for re-election.
     If a shareholder desires to recommend one or more director nominees to the corporate governance committee for nomination by the company, the shareholder must provide the company with the following information in writing:
(i)	the name, telephone number, and address of the nominating shareholder and the name(s), telephone number(s), and address(es) of his or her nominee(s);

(ii)	biographical information regarding each nominee, including each nominee’s employment and other relevant experience; and

(iii)	the written consent of each nominee to serve as a director of the company.
The director candidate recommendation materials are to be sent to our Secretary, Martha M. Watson, at our principal executive offices by mail to 2750 Premiere Parkway, Suite 100, Duluth Georgia 30097, or by fax to (678) 775-6999, or by e-mail to martha.watson@deltaapparel.com. Director candidate recommendations may be submitted at any time; however, the corporate governance committee is not required to consider shareholder nominees for a given annual meeting of shareholders unless the written notice is received no later than 120 days prior to the first anniversary of the date of the company’s proxy statement for the previous year’s annual meeting. Thus shareholder recommendations for nominees to be considered at the 2006 annual meeting of shareholders must be received no later than June 4, 2006.
     If a shareholder desires to actually nominate one or more director candidates himself or herself, our bylaws require the shareholder to provide written notice of the intent to nominate to our Secretary, Martha M. Watson. If the shareholder desires to make the nomination at our regular annual meeting of shareholders, the notice must be received not less than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders. If we move our annual meeting to a date more than 30 days away from the anniversary of the previous year’s annual meeting, or if the shareholder desires to make the nomination at a special meeting of shareholders, the notice must be received no later than 10 days after we notify shareholders of, or publicly disclose, the meeting date. A shareholder’s notice must contain the following information:
(a)	the name and address of the shareholder who intends to make the nomination and the name and address of each of that shareholder’s nominees;

(b)	the class and number of shares held of record, beneficially owned and represented by proxy by the nominator as of the record date of the meeting (if the record date has been established) and as of the date of the notice, the name in which those shares are registered and a representation that the nominator intends to appear in person or by proxy at the meeting to make the nominations;

(c)	a description of all arrangements or understandings between the nominator, the nominee(s) and any other persons (whose names must be disclosed) relating to the nomination;

(d)	the same information about the nominee(s) that we would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if we were making the nomination;

(e)	the written consent of each nominee to serve as a director of the company; and

(f)	any other information we may reasonably request.
Copies of our bylaws may be obtained by writing or calling us at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Tel: (678) 775-6900, Attention: Martha M. Watson, Secretary.
Communicating with the Board of Directors
     It is the policy of our board of directors to encourage all forms of information to be provided to the board of directors and/or its members by our shareholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent care of our Secretary, Martha M. Watson, at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097 or via fax to 678-775-6999 or by email to martha.watson@deltaapparel.com. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service concerns. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.
Director Attendance at Shareholder Meetings
     We encourage, but do not require, that all members of our board of directors attend the annual meeting of our shareholders. All directors then in office attended our 2004 annual meeting of shareholders.
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT
     The following table sets forth certain information as of September 16, 2005, regarding the beneficial ownership of our common stock by (i) persons beneficially owning more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the company shown as beneficially owned by them.

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

Royce & Associates (1)	960,960	11.3
1414 Avenue of the Americas
Ninth Floor
New York, NY 10019

FMR Corporation (2)	808,000	9.5
Edward C. Johnson
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

Franklin Resources, Inc. (3)	680,000	8.0
Franklin Advisory Services, LLC
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 94403

Dimensional Fund Advisors Inc. (4)	666,006	7.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

E. Erwin Maddrey, II (5)	1,393,548	16.4
233 North Main Street, Suite 200
Greenville, SC 29601

Buck A. Mickel (6)(7)	686,124	8.1
Post Office Box 6721
Greenville, SC 29606

Micco Corporation (7)	496,252	5.8
Post Office Box 9278
Greenville, SC 29604

Minor M. Shaw (7)(8)	646,558	7.6
16 Hemlock Drive
Greenville, SC 29601

Charles C. Mickel (7)(9)	643,760	7.6
Post Office Box 6847
Greenville, SC 29606

David S. Fraser (10)	4,236	(*	)

William F. Garrett (10)	3,604	(*	)

Robert W. Humphreys (11)	379,432	4.5

Dr. Max Lennon (10)	14,462	(*	)

Philip J. Mazzilli, Jr. (10)	1,692	(*	)

Herbert M. Mueller (12)	110,536	1.3

David Peterson (10)	7,384	(*	)

Martha M. “Sam” Watson (13)	57,964	(*	)

All current directors and executive officers
as a group (10 Persons) (14)	2,658,982	31.2

(1)	The information set forth above is based on a Schedule 13F-HR that was filed by Royce & Associates, LLC with the Securities and Exchange Commission on August 4, 2005 with respect to our common stock. In Amendment No. 5 to Schedule 13G that was filed by Royce with the Securities and Exchange Commission on January 25, 2005 with respect to the company’s common stock, Royce reported that it has sole power to vote and/or dispose of the shares disclosed above.

(2)	The information set forth above is based on a Schedule 13F-HR that was filed by FMR Corporation (“FMR”) with the Securities and Exchange Commission on August 15, 2005 with respect to our common stock. In Amendment No. 3 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 17, 2004 with respect to the company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III, Chairman of FMR, owns 12.0% and Abigail P. Johnson, Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. They have entered into a shareholders’ voting agreement with the other holders of all of the other Class B shares under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)	The information set forth above is based on a Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 15, 2005 with respect to our company’s common stock. In Amendment No. 3 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on February 10, 2004 with respect to our company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(4)	The number of shares currently held by Dimensional Fund Advisors Inc. (“Dimensional”) is based on a Schedule 13F-HR that was filed by Dimensional with the Securities and Exchange Commission on July 21, 2005. In the Schedule 13F-HR, Dimensional reported that it has sole voting power with respect to 660,406 of these shares, and no voting power as to 5,600 of these shares. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 9, 2005, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of our company’s common stock were owned by such investment companies, trusts or accounts. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company, trust or account client owned more than 5% of the outstanding shares of our company’s common stock.

(5)	Mr. Maddrey is the chairman of the board and a director of our company. The number of shares shown as beneficially owned by Mr. Maddrey includes 172,588 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership. The number of shares shown as beneficially owned in the table above includes 692 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of July 2, 2005 and were awarded on September 23, 2005, the date the company filed its Form 10-K for the fiscal year ended July 2, 2005.

(6)	Buck A. Mickel is a director of our company. The number of shares shown as beneficially owned by Buck A. Mickel includes 185,680 shares directly owned by him, all of the 496,252 shares owned by Micco Corporation, and 3,500 shares held by him as custodian for a minor. Buck A. Mickel disclaims beneficial ownership with respect to the 3,500 shares of our company’s common stock held by him as custodian for a minor. The number of shares shown as beneficially owned in the table above includes 692 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of July 2, 2005 and were awarded on September 23, 2005, the date the company filed its Form 10-K for the fiscal year ended July 2, 2005.

(7)	Micco Corporation owns 496,252 shares of our company’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Buck A. Mickel (a director of the company), Minor M. Shaw and Charles C. Mickel, who are siblings. Each of them is an officer and director of Micco Corporation, and each of them disclaims beneficial ownership of two thirds of the Delta Apparel shares owned by Micco Corporation.

(8)	The number of shares shown as beneficially owned by Minor M. Shaw includes 149,880 shares owned by her directly, 426 shares beneficially owned by her husband through an individual retirement account, and all of the 496,252 shares owned by Micco Corporation. Minor M. Shaw disclaims beneficial ownership with respect to the 426 shares beneficially owned by her husband.

(9)	The number of shares shown as beneficially owned by Charles C. Mickel includes 146,064 shares owned by him directly, 1,404 shares held by him as custodian for his children, 40 shares owned by his wife and all of the 496,252 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership with respect to the 40 shares owned by his wife and to the 1,404 shares of the held by him as custodian for his children.

(10)	The number of shares shown as beneficially owned in the table above includes 692 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of July 2, 2005 and were awarded on September 23, 2005, the date the company filed its Form 10-K for the fiscal year ended July 2, 2005.

(11)	Robert W. Humphreys is President and Chief Executive Officer and a director of our company. The number of shares shown as beneficially owned in the table above includes 95,500 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(12)	Herbert M. Mueller is Vice President, Chief Financial Officer and Treasurer of our company. The number of shares shown as beneficially owned in the table above includes 23,600 shares subject to options exercisable within 60 days of record date for the annual meeting.

(13)	Martha M. “Sam” Watson is Vice President and Secretary of our company. The number of shares shown as beneficially owned in the table above includes 14,400 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(14)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

(*)	Less than one percent.
EXECUTIVE OFFICERS
     The following provides certain information regarding our current executive officers. Our company’s primary business address is Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097.

Name and Age	Position
Robert W. Humphreys (48)	President and Chief Executive Officer (1)

Herbert M. Mueller (48)	Vice President, Chief Financial Officer and Treasurer (2)

Martha M. “Sam” Watson (52)	Vice President and Secretary (3)

(1)	See information under the subheading “Election of Directors”.

(2)	Herbert M. Mueller is currently the Vice President, Chief Financial Officer and Treasurer of the company and has served in this capacity since December 1999. From April 1998 to December 1999, Mr. Mueller served as Vice President of the Delta Apparel Company division of Delta Woodside. Prior to joining the Delta Apparel Company division, Mr. Mueller served as Corporate Controller (from June 1991 to June 1997 and from October 1997 to April 1998) and Senior Director of Business Planning (from July 1997 to October 1997) of Swift Denim, a manufacturer of denim fabric.

(3)	Martha M. Watson is currently the Vice President and Secretary of the company and has served in this capacity since October 2000. Prior to joining Delta Apparel, Inc., Ms. Watson served as President of Carolina Benefit Services (from September 1999 to October 2000), Vice President of Operations for Sunland Distribution, Inc., a public warehousing company (from January 1999 to September 1999), and Director of Human Resources for the following divisions of Delta Woodside: Stevcoknit Fabrics Company (from January 1990 to January 1999) and Delta Apparel Company (from July 1987 to January 1990).
     Our executive officers are appointed by the board of directors and serve at the pleasure of the board.
MANAGEMENT COMPENSATION
Summary Compensation Table
     The following table provides summary information concerning the compensation earned by our Chief Executive Officer and the other executive officers for their services to our company and our subsidiaries, for the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003. The executive officers listed below are referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

	Annual								Long Term
	Compensation								Awards
						Other			Securities
						Annual			Underlying	All Other
Name and		Salary	Bonus			Compensation			Options	Compensation
Principal Position	Year	($)(a)	($)(a)(b)			($)(c)			(#)(d)(e)	($)

Robert W. Humphreys	2005	618,750	740,200	(f	)	535,561	(g	)(h)	16,000	3,675	(k	)
President & Chief	2004	568,462	427,294			165,328			16,000	3,714
Executive Officer	2003	500,000	487,500			113,268			48,000	3,975

Herbert M. Mueller	2005	215,833	190,720			155,901	(g	)(i)	4,800	3,823	(k	)
Vice President, Chief	2004	200,385	160,067			49,143			4,800	3,810
Financial Officer &	2003	188,462	113,750			33,848			14,400	4,778
Treasurer

Martha M. Watson	2005	143,500	89,400			94,793	(g	)(j)	3,200	4,133	(k	)
Vice President &	2004	134,890	68,910			26,666			3,200	3,606
Secretary	2003	123,500	56,875			14,582			9,600	3,034

(a)	The amounts shown in the column include sums, the receipt of which were deferred pursuant to our company’s Savings and Investment Plan (the “Delta Apparel 401(k) Plan”) and our company’s deferred compensation plan.

(b)	Amounts in this column are cash bonuses paid to reward performance.

(c)	The amounts shown in the column were paid by our company in connection with the vesting of awards under our company’s Incentive Stock Award Plan and were approximately sufficient to pay the participant’s federal and state income taxes attributable to the acquisition of the vesting shares and the receipt of the tax reimbursement itself. Shares are issued upon vesting, subject to payment of $0.01 (the par value) per share. The tax assistance related to the vesting of these awards is earned in, and shown above for, the fiscal year in which the related award vests (which is generally the last day of the fiscal year), though such amounts in some instances were actually paid in the fiscal year following vesting of the related award.

(d)	Includes awards under our company’s Incentive Stock Award Plan. These awards are treated as options.

(e)	Adjusted to reflect the company’s 2-for-1 stock split effective on May 31, 2005.

(f)	Amount includes a special cash bonus of $25,000 received by Mr. Humphreys for the successful integration of the M. J. Soffe Co. after its acquisition by the company.

(g)	The three-year performance portion of awards that were granted in fiscal 2003 (constituting 40% of each award) under our company’s Incentive Stock Award Plan vested on September 23, 2005 when we filed our Annual Report on Form 10-K for fiscal 2005 based on the achievement of performance criteria for the three-year period ended July 2, 2005 measured by financial data in the fiscal 2005 Form 10-K. The related payments to cover applicable income taxes were made later in fiscal year 2006; however, these amounts are included in fiscal 2005 compensation because the vesting of the performance portion of the awards was based on achieving fiscal 2005 performance goals.

(h)	The fiscal 2005 amount represents $514,362 of payments made to Mr. Humphreys to cover the applicable income taxes associated with awards under our company’s Incentive Stock Award Plan and $21,199 earned on Mr. Humphreys’ deferred compensation at a rate in excess of 120% of the federal mid-term rate.

(i)	The fiscal 2005 amount represents $148,138 of payments made to Mr. Mueller to cover the applicable income taxes associated with awards under our company’s Incentive Stock Award Plan and $7,763 earned on Mr. Mueller’s deferred compensation at a rate in excess of 120% of the federal mid-term rate.

(j)	The fiscal 2005 amount represents $94,793 of payments made to Ms. Watson to cover the applicable income taxes associated with awards under our company’s Incentive Stock Award Plan.

(k)	Represents the amount contributed by our company to the Delta Apparel 401(k) Plan. The amount shown for the fiscal year was allocated to the participant’s account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant’s compensation during the prior fiscal year.
     The amounts shown in the table above do not include reimbursement by our company or our subsidiaries for certain automobile expenses and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed the lesser of $50,000 or 10% of the Named Executive’s total salary and bonus.
Option Grants in Last Fiscal Year
     The following table provides certain information respecting the grant to any Named Executive during fiscal 2005 of awards under our company’s Incentive Stock Award Plan or options under our company’s Stock Option Plan. For purposes of this table, awards under our company’s Incentive Stock Award Plan are treated as options.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants							Potential Realizable Value At
	Number of		Percent Of					Assumed Annual Rate of
	Securities		Total Options		Market			Stock Price Appreciation for
	Underlying		Granted To	Exercise Or	Price on			Option Term (b)
	Options Granted		Employees	Base Price	Date of	Expiration		0%	5%	10%
Name	(#)(a)		In Fiscal Year	($/Sh)(a)	Grant (a)	Date		($)	($)	($)

Robert W. Humphreys	16,000	(c)	32.2	$0.01	$11.275	(c	)	180,240	189,260	198,280
President & CEO	62,500	(d)	38.2	$11.275	—	(d	)	—	443,174	1,123,090

Herbert M. Mueller Vice President,	4,800	(c)	9.7	$0.01	$11.275	(c	)	54,072	56,778	59,484
CFO & Treasurer	14,000	(d)	8.6	$11.275	—	(d	)	—	99,271	251,572

Martha M. Watson Vice President &	3,200	(c)	6.4	$0.01	$11.275	(c	)	36,048	37,852	39,656
Secretary	8,000	(d)	4.9	$11.275	—	(d	)	—	56,726	143,756

(a)	Adjusted to reflect the company’s 2-for-1 stock split effective on May 31, 2005.

(b)	Based on annual compounding at assumed appreciation rate from the market value at the date of grant until the termination date.

(c)	Represents shares covered by an award granted during fiscal 2005 under our company’s Incentive Stock Award Plan, pursuant to which a participant can acquire shares of our company’s common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each award provided that the award would vest in full if the recipient remained employed with our company on July 2, 2005 or upon a change of control occurring before such date and that any part of an award that did not vest would be forfeited. In connection with the vesting of any award, our company pays the participant cash in an amount approximately sufficient to pay the participant’s federal and state income taxes attributable to the vesting of the award and the receipt of the tax reimbursement itself. These awards were exercised on July 2, 2005.

(d)	Represents shares covered by an option granted during fiscal 2005 under the Company’s Stock Option Plan, pursuant to which a participant is granted the right to acquire shares of the Company’s Common Stock for an exercise price per share equal to the fair market value on the date of the grant. Each option granted under the plan sets forth the circumstances under which all or part of the option can be exercised. These options became exercisable on July 5, 2005 and expire on July 5, 2014.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides certain information respecting the exercise by any Named Executive during fiscal 2005 of awards granted under our company’s Incentive Stock Award Plan and options granted under our company’s Stock Option Plan, and the fiscal year end value of any unexercised outstanding awards and options under these plans. For purposes of this table, awards under our company’s Incentive Stock Award Plan are treated as options.
AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

					Number of Securities		Value of Unexercised
	Shares Acquired on				Underlying Unexercised		In-the-Money Options at
	Exercise		Value Realized		Options at FY-End (#)(a)(c)		FY-End ($)(a)(b)(c)
Name	(#)(a)		($)		Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Humphreys	16,000	(d)	209,280	(f)	—	94,500	—	531,998
	62,500	(e)	660,531	(g)

Herbert M. Mueller	4,800	(d)	62,784	(f)	—	23,600	—	150,978
	14,000	(e)	123,109	(h)

Martha M. Watson	3,200	(d)	41,856	(f)	—	14,400	—	98,232
	24,000	(e)	208,680	(i)

(a)	Adjusted to reflect the company’s 2-for-1 stock split effective on May 31, 2005.

(b)	Based on the closing price of our company’s common stock on July 1, 2005, the last trading day of fiscal year 2005, of $13.09 per share. All of the unexercised options were in-the-money on July 2, 2005.

(c)	Includes shares under our company’s Stock Option Plan that vested on July 5, 2005 and shares under our Incentive Stock Award Plan that vested on September 23, 2005. As the vesting of the Incentive Stock Award Plan relates to performance achieved in fiscal years 2003 through 2005, the tax reimbursement for the federal and state income taxes attributable to the acquisition of the vesting shares and the receipt of the tax reimbursement itself were included as compensation in fiscal year 2005 in the Summary Compensation Table.

(d)	Amounts represent shares acquired through the vesting of awards granted under our company’s Incentive Stock Award Plan.

(e)	Amounts represent shares acquired through the exercise of options granted under our company’s Stock Option Plan.

(f)	Based on the closing price of our company’s common stock on July 1, 2005, the last trading day before the July 2, 2005 date of vesting of the applicable incentive stock awards, of $13.09 per share.

(g)	Based on the closing price of our company’s stock on February 7, 2005, the date of exercise of the applicable stock options, of $15.225 per share (adjusted to reflect 2-for-1 stock split effective on May 31, 2005).

(h)	Based on the closing price of our company’s stock on May 12, 2005, the date of exercise of the applicable stock options, of $13.45 per share (adjusted to reflect 2-for-1 stock split effective on May 31, 2005).

(i)	Based on the closing price of our company’s stock on February 23, 2005, the date of exercise of the applicable stock options, of $14.82 per share (adjusted to reflect 2-for-1 stock split effective on May 31, 2005).
Employment Contracts and Severance Arrangements
     Robert W. Humphreys. Our company does not maintain an employment agreement with Robert W. Humphreys, President and Chief Executive Officer.
     Herbert M. Mueller & Martha M. Watson. Mr. Mueller and Ms. Watson are parties to employment agreements with our company dated September 30, 2003 with terms extending to December 31, 2006. Mr. Mueller’s agreement provides that he will serve as Vice President, Chief Financial Officer and Treasurer of the company and receive a base annual salary of at least $200,000. Ms. Watson’s agreement provides that she will serve as Vice President and Secretary of the company and receive a base annual salary of at least $129,500.
     Both agreements provide that the employees will be entitled to participate in our company’s Short-Term Incentive Compensation Plan and receive perquisites comparable to those of other similarly situated executives of our company. The agreements provide for 6 months base salary continuation following the death of the employee and base salary and benefits continuation for 6 months following termination of employment because of disability. We may terminate the employees with or without cause upon written notice, and the agreements require the employee to give our company 60 days prior written notice of his or her voluntary termination of employment. If we terminate the employee’s employment without cause or the employee terminates his or her employment because of breach of the agreement by our company, we, for a period of 12 months, shall continue to pay the employee’s base salary and certain incentive compensation based on the amount received for the most recent fiscal year and continue to provide the life, medical and disability insurance provided prior to termination or to other executives during such 12 month period.
     If within one year of a change of control (as defined in the agreements), the employee terminates his or her employment for good reason (as defined in the agreements) or we terminate the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then we must pay the executive (i) an amount equal to his or her annual base salary in effect on the termination date, (ii) an amount equal to the cash bonus paid during the fiscal year preceding termination, (iii) all benefits under our company’s various welfare and benefit plans for 12 months after the date of termination and (iv) outplacement assistance. Such change of control severance payments are subject in certain circumstances to reduction to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.

     The agreements prohibit the employee during the term of his or her agreement, and in certain circumstances for a period of 4 months after termination of employment, from providing services to a competing business in the United States similar to the services provided by the employee at the time of termination. The agreements also prohibit the employee for a period of two years after the term of the agreement or termination of employment for any reason from (i) soliciting or inducing employees of our company or our affiliates to leave their employment with our company or (ii) soliciting any customer or supplier or actively sought after customer or supplier of our company for or on behalf of any competing business in the United States. The agreements generally prohibit the employee from disclosing our trade secrets at any time during or after the term of his or her employment except as required by the course of his or her employment or as required in connection with a court or administrative proceeding.
Director Compensation
     For fiscal year 2005, we paid each director who was not an officer of our company a fee of $14,000 and provided each of these directors with 692 shares of our company’s common stock pursuant to the 2004 Non-Employee Director Stock Plan. Board members were also paid an annual fee for committee meetings. Each of the audit committee members was paid a fee of $2,000 ($3,000 for the committee chair), and each of the compensation, compensation grants and corporate governance committee members was paid a fee of $1,500 ($2,000 for the committee chair). Each director was also reimbursed for reasonable travel expenses in attending each meeting.
     For fiscal year 2006, we expect the annual fee paid to each non-officer board member to be $15,000 and pursuant to the 2004 Non-Employee Director Stock Plan, grant each of these directors 692 shares of our company’s common stock. We expect payments for committee meetings and additional board meetings to be the same as in fiscal year 2005.
PERFORMANCE GRAPH
     The stock performance graph below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     Our company’s common stock began trading on the American Stock Exchange on June 30, 2000, the last trading day of fiscal year 2000. Prior to that date, no securities of the company were publicly traded. Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on our company’s common stock with (1) the American Stock Exchange US Market Index (the “AMEX US Market Index”) and (2) the American Stock Exchange Wholesale and Retail Trade Index (the “AMEX Wholesale and Retail Trade Index”), which is comprised of all AMEX companies with SIC codes from 5000 through 5999.

COMPARISON OF TOTAL RETURN AMONG DELTA APPAREL, INC., AMEX US MARKET
INDEX, AND AMEX WHOLESALE & RETAIL TRADE INDEX

	2000	2001	2002	2003	2004	2005

Delta Apparel, Inc.	$100.00	$196.00	$308.07	$369.96	$555.53	$624.53
AMEX US Market Index	100.00	91.22	79.31	79.59	96.44	107.52
AMEX Wholesale & Retail Trade Index	100.00	74.84	86.86	81.39	100.10	124.60
This Performance Graph assumes that $100 was invested in the common stock of our company and comparison groups on June 30, 2000 and that all dividends have been reinvested.
REPORT OF THE COMPENSATION COMMITTEE AND
COMPENSATION GRANTS COMMITTEE
     The compensation committee and compensation grants committee report below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     This report of the compensation committee and compensation grants committee of the board of directors (referred to in this report collectively as “we”, “us” or the “committees”) sets forth the company’s policies regarding executive officer compensation, including the relationship of corporate performance to executive compensation.
General Executive Compensation Policies
     The committees believe that our compensation practices should attract, retain, and motivate key executives to achieve short-, medium- and long-term goals that the committees believe will enhance the value of the shareholders’ investment in our company. We design our compensation packages with a focus on performance based compensation. Base salaries are generally moderate and executives have the opportunity to earn substantial additional amounts through bonuses and stock awards and options based on performance targets and the company’s share price appreciation.

     Generally, these objectives are implemented through:
•	Payment of base salaries at levels that are competitive with those paid by a peer group of companies,

•	Cash bonuses to reward the achievement of specific performance goals,

•	Grants of stock awards under an incentive stock award plan, and

•	Grants of stock options under a stock option plan.
     The company had offered a deferred compensation plan pursuant to which our executive officers and certain senior and middle level management employees were permitted to defer a portion of their compensation. Deferred compensation accounts were credited with interest at an annual rate of 9.625% and were distributable upon retirement, disability or termination of employment. In fiscal year 2005, in part due to recent changes in the federal tax regulations pertaining to deferred compensation arrangements, we decided to terminate the plan and pay out all accrued plan balances to the participants.
Short-Term Incentive Compensation Plan (Annual Cash Bonus)
     At the beginning of each fiscal year, our compensation grants committee selects objective company performance targets and awards potential bonuses to our Chief Executive Officer and Named Executives that are scaled to the company’s achievement of the targets. The base bonus levels are individually determined for each executive and the amount of the base bonus levels are greater, and therefore more significant to, the senior executives as more of their total compensation package is performance driven. The performance goals are objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance targets had been met. No bonuses are paid until the compensation grants committee certifies that the performance targets have been met.
     For fiscal year 2005, targets were based on the company’s return on capital employed and sales growth. For fiscal year 2005, the company achieved 119.2% of its target and therefore bonuses were paid at 119.2% of the base bonus amount. Bonuses are actually paid in the fiscal year following the fiscal year in which they are earned, so fiscal year 2005 bonuses were paid in fiscal year 2006.
Incentive Stock Awards
     The company has an Incentive Stock Award Plan that was adopted in 2000. Awards are structured like options with a strike price of $0.01 per share (the par value of the company’s common stock) but are intended to function like stock grants since awards are subject to vesting conditions and the exercise price is nominal. Historically, we have granted incentive stock awards on three year cycles. Twenty percent of the awards in each cycle vests each year of the cycle if the participant remains employed by the company on the vesting date (for a total of sixty percent, which we refer to as the service-vesting portion). Forty percent of the awards in each cycle vests upon the filing of the company’s Form 10-K for the third year of the cycle if the recipient remains employed by the company on the filing date and company performance criteria are met as measured by the financial information in the Form 10-K (which we refer to as the performance-vesting portion).
     For the fiscal 2003 to 2005 cycle, we issued four separate awards, with a performance-vesting award made in fiscal year 2003, and three service-vesting awards made in each of fiscal years 2003, 2004 and 2005. Vesting of the performance-vesting award for the 2003 to 2005 cycle was determined by the company’s cumulative operating profit for the three-year period. The company makes a cash payment to each award recipient upon the vesting of an award in an amount approximately sufficient to pay all of the recipient’s income taxes attributable to both the vesting of the award and the cash payment itself.
Stock Options
     The company has a 2000 Stock Option Plan, the purpose of which is to promote our company’s growth and profitability over a longer term by enabling our company to attract and retain key and middle level managers by increasing managements’ personal participation in our company’s performance by providing management with an additional equity ownership opportunity in our company.
     Historically, 25% of each option granted under the plan vests on each of the first four anniversaries of the grant date. The company last granted options with these terms in fiscal year 2001, and the last vesting date for these options was the end of fiscal year 2004. As we wanted to align the start of a new option cycle with the start of a new incentive stock award cycle in fiscal year 2006, in fiscal year 2005 we made an one-year grant of options that would vest in full on July 5, 2005.
     All options granted under the 2000 Stock Option Plan have been intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code and have therefore had per share exercise prices equal to the closing price of the company’s common stock on the date of grant, which in the case of the fiscal year 2005 grant was $11.275 per share.
Compensation Paid to the Chief Executive Officer (Robert W. Humphreys)
     The fiscal year 2005 compensation package of Mr. Humphreys, our Chief Executive Officer, included the elements described above, and his performance-based compensation was measured by the performance measures described above. In addition to the elements previously described, Mr. Humphreys also received a special cash bonus of $25,000 for the successful integration of the M. J. Soffe Co. after its acquisition by the company. We believe that Mr. Humphreys’ total fiscal year 2005 compensation package is reasonable.
     During fiscal year 2005, total interest of $41,068 accrued on Mr. Humphreys’ deferred compensation plan account. In connection with the termination of the deferred compensation plan, the company distributed to Mr. Humphreys his account balance totaling $455,253 which is the accumulation of deferrals and interest accrued on the balances since 1989.
     Mr. Humphreys is an at-will employee of the company and the company is not obligated to make any payments as a consequence of the termination of his employment except for severance payments afforded to all employees (generally one week of base pay for each one year of service). In the event of termination of his employment because of his death, disability or retirement, if his incentive stock awards would have vested had his employment continued until the normal vesting date, he would receive a pro rata portion of his award based on the portion of the term of the award for which he was employed.
     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. We believe that the cash bonus paid to Mr. Humphreys in fiscal 2005 under the Short-Term Incentive Compensation Plan, the performance-based portion of his awards to date under the Incentive Stock Award Plan and options granted to date to him under our company’s Stock Option Plan will qualify as “performance-based compensation” exempt from the $1,000,000 cap on executive compensation paid to Mr. Humphreys that is deductible by our company for federal income tax purposes under Section 162(m).
Compensation of Other Named Executive Officers (Herbert M. Mueller & Martha M. Watson)
     Our Named Executives other than our Chief Executive Officer are Herbert M. Mueller, our Vice President, Chief Financial Officer and Treasurer, and Martha M. Watson, our Vice President of Human Resources and Corporate Secretary. Mr. Mueller’s and Ms. Watson’s fiscal year 2005 compensation packages included the elements described above in this report under “General Executive Compensation Policies,” and their performance-based compensation was measured by the performance measures described above. We believe that Mr. Mueller’s and Ms. Watson’s total fiscal year 2005 compensation packages were reasonable.

     During fiscal year 2005, total interest of $15,039 accrued on Mr. Mueller’s deferred compensation plan account. In connection with the termination of the deferred compensation plan, the company distributed to Mr. Mueller his account balance totaling $167,153 which is the accumulation of deferrals and interest accrued on the balances since 1998. Ms. Watson did not participate in the deferred compensation plan at her own election.
     Mr. Mueller and Ms. Watson are parties to employment agreements that provide for severance payments as described above under the heading “Management Compensation – Employment Contracts and Severance Arrangements.”
Compensation Committee
William F. Garrett, Chair       Dr. Max Lennon       E. Erwin Maddrey, II       Buck A. Mickel       David Peterson
Compensation Grants Committee
David Peterson, Chair      William F. Garrett
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPANTS
     The following directors currently serve on the compensation committee of our board of directors: William F. Garrett, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and David Peterson. William F. Garrett and David Peterson currently serve on the compensation grants committee of our board of directors. No member of the committees is a current officer or employee or former officer of our company or its subsidiaries, except that prior to the June 2000 spin-off of Delta Apparel by Delta Woodside, E. Erwin Maddrey, II was an officer of corporations that either were predecessors by merger of Delta Apparel or were subsidiaries of Delta Apparel.
     The information set forth below under the headings “Related Party Transactions—Minority Ownership of Foreign Subsidiaries” is incorporated herein by reference.
RELATED PARTY TRANSACTIONS
Turn One Motorsports, LLC
     During fiscal year 2005, we engaged Turn One Motorsports, LLC to provide services for a company event to which we invited Parkdale America representatives for an appreciation day. For the services provided, we paid a total of $18,800 to Turn One Motorsports. We believe the price paid by our company for these services was equal to the fair market value of these services. Mr. Robert Humphreys (President and Chief Executive Officer and director of Delta Apparel, Inc.) beneficially owns approximately 50% of Turn One Motorsports, LLC.
Minority Ownership of Foreign Subsidiaries
     Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), conducts some of our Honduran operations. Honduran law formerly required that a Honduran sociedad anonima have at least five shareholders. As a result, we own 2,496 shares, and each of E. Erwin Maddrey, II, Buck A. Mickel, William F. Garrett and Robert W. Humphreys owns one share, of Delta Apparel Honduras. Each of these individual shareholders has agreed that, at the request of our company for any reason or in the event the individual ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.

     Delta Cortes, S.A., a Honduran sociedad anonima (“Delta Cortes”), conducts some of our Honduran operations. Honduran law has changed and now requires that a Honduran sociedad anonima have at least two shareholders. As a result, we own 2,499 shares and Robert W. Humphreys owns one share, of Delta Cortes. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.
     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”), conducts our Mexican operations. Mexican law requires that a sociedad anonima have at least two shareholders. As a result, we own 49 shares, and Robert W. Humphreys owns one share, of Delta Campeche. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     The members of our board of directors, our executive officers and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% holders were satisfied during fiscal year 2005, except that Mr. Mueller filed one late Form 4 with respect to stock acquired upon the exercise of stock options.
RATIFICATION OF SELECTION OF AUDITORS
(Item 2)
     The firm of Ernst & Young LLP has been retained by our audit committee as our independent auditors for the fiscal year ending July 1, 2006. The audit committee is responsible for selecting the company’s independent auditors. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as the company’s independent auditors for fiscal year 2006. The board of directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for approval is a matter of good corporate governance. Ernst & Young LLP audited our company’s financial statements for fiscal year 2005 and has served as our independent accountants since 2001.
     In the event our shareholders fail to ratify the selection of Ernst & Young LLP, our audit committee will reconsider the selection (but is not required to select a different independent auditor). Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our shareholders.
     Representatives of Ernst & Young LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING ON JULY 1, 2006.

INFORMATION RELATED TO OUR INDEPENDENT ACCOUNTANTS
     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended July 2, 2005 and July 3, 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2005	2004
Audit Fees	$333,942	$212,330
Audit-Related Fees	9,200	222,680
Tax Fees	58,199	97,000
All Other Fees	—	2,500

Total	$401,341	$534,510

     Audit Fees—Consists of fees for professional services rendered for the audit of our fiscal year 2005 and fiscal year 2004 consolidated annual financial statements and review of the interim consolidated financials statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with SEC filings.
     Audit Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2005, such fees related to consultation regarding Sarbanes Oxley 404 documentation. For fiscal year 2004, such fees primarily related to Ernst & Young LLP’s performance of due diligence in preparation for the acquisition of M. J. Soffe Co.
     Tax Fees—Consists of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting. For fiscal year 2005, the fees related primarily to the preparation of the company’s tax returns for fiscal year 2004. For fiscal year 2004, approximately $86,000 of these fees were for consulting services resulting in a determination that the company was entitled to an $8.3 million tax refund and to preparing the tax returns to obtain this refund. The balance of these fees was paid for tax services related to the company’s ex-patriots.
     All Other Fees—For fiscal year 2004, the fees were for an annual subscription fee for Ernst & Young LLP’s web-based accounting research service.
          In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, all audit and non-audit services performed by Ernst & Young LLP, our independent auditors, must be approved in advance by our audit committee to assure that such services do not impair the auditors’ independence from the company. Under our audit committee’s charter, the audit committee is authorized to establish and maintain pre-approval policies and procedures relating to the engagement of the independent auditors to render services, provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committee’s responsibilities to management. The pre-approval duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. The audit committee does not have any pre-approval policies or procedures, so the committee itself reviews and approves all services of Ernst & Young, LLP prior to the performance of such services.
          The audit committee has approved a number of audit and non-audit services to be provided by Ernst & Young LLP, including services in connection with the attestation required under the Sarbanes-Oxley Act of 2002 and tax services. As part of this approval, the audit committee requires that our management report to it at each of the audit committee’s next regularly scheduled meetings as to the status of each such service by the independent auditors to the extent such service has been carried out, in full or in part, prior to such meeting.

OTHER BUSINESS
     As of the date of this Proxy Statement, our board of directors was not aware of any business that will be presented for consideration at the Annual Meeting other than the election of directors and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006. If any other business properly comes before the meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the proxy holders.
FINANCIAL INFORMATION
     Our fiscal year 2005 Annual Report is being mailed to shareholders on or about October 3, 2005. The 2005 Annual Report contains our fiscal year 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules but excluding exhibits. We will provide without charge to any shareholder of record as of September 16, 2005, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal year 2005 Annual Report and all exhibits to our fiscal year 2005 Annual Report on Form 10-K. Any such request should be directed to Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Attention: Herbert M. Mueller, Vice President.
REPORT OF THE AUDIT COMMITTEE
     The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     The audit committee assists the board of directors in its oversight of the integrity of our company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. Management is responsible for the financial statements, internal controls and the financial reporting process. Our independent accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
     The audit committee hereby reports as follows:
1.	The audit committee has reviewed and discussed the audited financial statements with the company’s management.

2.	The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3.	The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP their independence from the company.
     Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the board of directors that the audited financial statements should be included in the company’s annual report on Form 10-K for the fiscal year ended July 2, 2005, that was filed with the Securities and Exchange Commission on September 23, 2005.

Audit Committee
David S. Fraser, Chair           Dr. Max Lennon           Philip J. Mazzilli, Jr.
SOLICITATION OF PROXIES
     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our directors, officers and other regular employees may solicit proxies by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and we will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. We have engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,000 plus reasonable out-of-pocket expenses.
PROPOSALS OF SECURITY HOLDERS
     Any shareholder who desires to present a proposal at the 2006 Annual Meeting of Shareholders for inclusion in our proxy statement and form of proxy relating to that meeting must submit such proposal to us at our principal executive offices on or before June 5, 2006. Pursuant to the requirements of our bylaws, if a shareholder desires to present a proposal at the 2006 Annual Meeting of Shareholders that will not be included in our proxy statement and form of proxy relating to that meeting, such proposal must be submitted to us at our principal executive offices no later than July 13, 2006 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the board of directors.

Martha M. Watson Secretary
Duluth, Georgia
October 3, 2005

DELTA APPAREL, INC.

PLEASE SIGN, DETACH
AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

▼ FOLD AND DETACH HERE ▼

PROXY	DELTA APPAREL, INC.	PROXY
ANNUAL MEETING, NOVEMBER 10, 2005
Please sign on reverse side and return in the enclosed postage-paid envelope.
The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Herbert M. Mueller and E. Erwin Maddrey II, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 10, 2005 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1.	Election of Directors:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed below
Messrs. D. S. Fraser, W. F. Garrett, R. W. Humphreys, M. Lennon, E. E. Maddrey II, P. Mazzilli, B. A. Mickel, D. Peterson
(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2.	Proposal to ratify selection of Ernst & Young LLP as independent auditors of Delta Apparel, Inc. for fiscal year 2006.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
3.	At their discretion upon such other matters as may properly come before the meeting and any adjournment.
A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.
(over)

▼ FOLD AND DETACH HERE ▼

This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for the approval of proposal 2.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 3, 2005 and the Proxy Statement furnished therewith.

Dated this	day of	, 2005.

(Seal)

(Seal)

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.